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                                                                  Exhibit (a)(3)
                            DATAPOINT CORPORATION

                          OFFER TO PURCHASE FOR CASH
        ANY AND ALL OF ITS $54,960,000 PRINCIPAL AMOUNT OF OUTSTANDING
         8-7/8% CONVERTIBLE SUBORDINATED DEBENTURES DUE JUNE 1, 2006
                           (CUSIP No. 238100 AB 7)
       AT A PURCHASE PRICE OF [$______] PER $1,000 PRINCIPAL AMOUNT OF
                                  DEBENTURES
                                     AND
                 SOLICITATION OF CONSENTS IN RESPECT THEREOF

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [__________], OR SUCH LATER DATE TO WHICH THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). IN ORDER TO RECEIVE THE CONSENT PAYMENT, HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES AND/OR PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE (THE "CONSENT DATE") WHICH IS THE LATER OF [________], IF ON SUCH DATE THE COMPANY HAS RECEIVED THE REQUISITE CONSENTS, AND THE FIRST DATE THEREAFTER ON WHICH THE COMPANY RECEIVES THE REQUISITE CONSENTS. THE COMPANY INTENDS TO EXECUTE A SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS FOLLOWING THE SATISFACTION OF THE CONDITIONS IN ACCORDANCE WITH THE TERMS OF THE OFFER AND SOLICITATION CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE, BUT NOT THEREAFTER. IF A HOLDER REVOKES THEIR CONSENT, IT WILL BE DEEMED AN AUTOMATIC WITHDRAWAL OF A TENDERED DEBENTURE. HOLDERS OF DEBENTURES DO NOT HAVE TO TENDER THEIR DEBENTURES IN ORDER TO RECEIVE THE CONSENT PAYMENT. THE TENDER OF DEBENTURES IS AN AUTOMATIC CONSENT. IF NECESSARY, THE COMPANY WILL EXTEND THE OFFER SO THAT THE EXPIRATION DATE OCCURS NO EARLIER THAN FIVE BUSINESS DAYS FOLOWING THE CONSENT DATE.



                                                              December ___, 1999

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Datapoint Corporation, a Delaware corporation (the "Company"), has commenced an offer to purchase for cash any and all of its $54,960,000 principal amount of outstanding 8 7/8% Convertible Subordinated Debentures Due June 1, 2006 (the "Debentures") at a price of [$____] per $1,000 principal amount of Debentures (the "Offer Price"), upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated December __, 1999 (the "Offer to Purchase"), and the related Consent and Letter of Transmittal (which together constitute the "Offer"). In conjunction with the Offer, the Company is soliciting Consents to the adoption of amendments to the Indenture eliminating and waiving certain covenants and other provisions contained therein (the "Proposed Amendments"). A Consent Payment equal to [$______] per $1,000 principal amount of Debentures will be paid only for Consents delivered on or before the Consent Date.

     THE OFFER IS NOT CONDITIONED ON A MINIMUM PRINCIPAL AMOUNT OF DEBENTURES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN

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OTHER CONDITIONS. SEE "CONDITIONS TO THE OFFER" IN THE OFFER TO PURCHASE.

     For your information and for forwarding to your clients for whom you hold Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. The Offer to Purchase, dated December  , 1999;

     2. A form of letter to clients that may be sent to your clients for whose accounts you hold Debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     3. A letter dated December , 1999 from Asher B. Edelman, Chairman of the Board of the Company, to registered holders of Debentures;

     4. The Consent and Letter of Transmittal for your use and for the information of your clients (together with accompanying Substitute Form W-9 and guidelines);

     5. A Notice of Guaranteed Delivery to be used to accept the Offer if the Debenture certificates and all other required documents cannot be delivered to the Depositary by the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. A return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00PM, NEW YORK CITY TIME, ON JANUARY , 2000, UNLESS THE OFFER IS EXTENDED.

     No fees or commissions will be payable to brokers, dealers or other person (other than the Information Agent, Dealer Manager and Solicitation Agent and the Depositary as described in the Offer to Purchase) in connection with the solicitation of Consents and tenders of Debentures pursuant to the Offer. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of Debentures held by you as a nominee or in a fiduciary capacity.

     The Company will pay or cause to be paid any transfer taxes applicable to its purchase of Debentures, except as otherwise provided in Instruction 6 of the Consent and Letter of Transmittal.

     In order to take advantage of the Offer, a duly executed and properly completed Consent and Letter of Transmittal and any other required documents should be sent to the Depositary with either certificate(s) representing the tendered Debentures or confirmation of their book-entry transfer all in accordance with the instructions set forth in the Consent and Letter of Transmittal


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and the Offer to Purchase.

     As described in "Procedure for Tendering Debentures," of the Offer to Purchase, tenders may be made without the concurrent deposit of debenture certificates or concurrent compliance with the procedure for book-entry transfer, if such tenders are made for the account of a member of the Securities Transfer Agents' Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program or any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an "Eligible Institution" and collectively, as "Eligible Institutions"). Certificates for Debentures so tendered (or a confirmation of a book-entry transfer of such Debentures into the Depositary's account at one of the Book-Entry Transfer Facility described in the Offer to Purchase), together with a properly completed and duly executed Consent and Letter of Transmittal and any other documents required by the Consent and Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the receipt by the Depositary of the Notice of Guaranteed Delivery.

     All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     Any questions or requests for assistance or for additional copies of the enclosed material should be directed to the Dealer Manager and Solicitation Agent, whose address and telephone number are set forth on the last page of the Offer to Purchase.

                                                        Very truly yours,


                                                        GEORGESON SHAREHOLDER
                                                        COMMUNICATIONS, INC.

Enclosures

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.




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